AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE

ISSUED ON SEPTEMBER 14, 2020

THIS AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON September 14, 2020 (the “Amendment”) is entered into as of October 31, 2020 (the “Effective Date”), by and between Ethema Health Corporation, a Colorado corporation (the “Company”), and Joshua Bauman (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on September 14, 2020in the original principal amount of $110,000.00 (the “Note”);

B. The Holder has advanced additional funds to the Company in the principal amount of $25,000.00 on or about October 12, 2020.

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Parties agree that the face amount of the Note will increase from $110,000.00 to $137,500.00 and all other terms of the note will remain the same.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Ethema Healthcare Corporation	Joshua Bauman

By: __________________________________ __________________________________
Name: Shawn Leon
Title: Chief Executive Officer